Exhibit 10(c)

___________ RSUs    Date of Grant: July 17, 2019

RESTRICTED STOCK UNIT

ANNUAL VESTING AWARD

2004 OMNIBUS STOCK AND INCENTIVE PLAN

FOR DENBURY RESOURCES INC.

THIS RESTRICTED STOCK UNIT AWARD (this “Award”) is made effective on July 17, 2019 (the “Date of Grant”) by Denbury Resources Inc. (the “Company”) in favor of ___________(“Holder”).
WHEREAS, the Company desires to grant to Holder certain Restricted Stock Units (“RSUs”) under, in accordance with, and for the purposes set forth in, the Company’s Amended and Restated 2004 Omnibus Stock and Incentive Plan (the “Plan”);
WHEREAS, in accordance with the provisions of the Plan, RSUs will be issued to Holder, such RSUs representing an unfunded, unsecured promise of the Company to deliver cash based on the value of the common shares of the Company as set forth herein at such time as such RSUs become vested by reason of the lapse of the applicable restrictions, after which time the Company shall settle the value of the Vested Units (as defined below) to Holder in cash; and
WHEREAS, the Company and, by its acknowledgement below, Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.
NOW THEREFORE, for good and valuable consideration, the Company and, by its acknowledgement below, Holder agree as follows:
1.Restricted Stock Unit Award. The Company hereby grants to Holder an aggregate of _________ RSUs (“Award RSUs”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 herein.

2.Vesting of Award RSUs. The restrictions on the Award RSUs shall lapse (Award RSUs with respect to which restrictions have lapsed being herein referred to as “Vested Units”) and such Award RSUs shall become (i) non-forfeitable with respect to a specified percentage of Award RSUs on the dates set forth in (a) through (c) below, and (ii) 100% vested on the occurrence (if any) of the earliest of the dates set forth in (d) through (f) below:

(a)	34% of the Award RSUs on July 17, 2020;

(b)	33% of the Award RSUs on July 19, 2021;

(c)	33% of the Award RSUs on July 18, 2022;

(d)	the date of Holder’s death or Disability;

(e)    the date of a Change of Control; and
(f)     the date of a Post-Separation Change of Control.

For purposes of this Award, the term “Post-Separation Change of Control” means a Change of Control with an effective date following Holder’s Separation, but where such Separation resulted from the Commencement of a Change of Control prior to Holder’s Separation. For all purposes of this Award, the term “Commencement of a Change of Control” means the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the Exchange Act), or a “group” (as defined in Section 13(d)(3) of the Exchange Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change of Control involving such person, group, or their affiliates.
3.Settlement of Vested Units. Vested Units will be settled, net of withholding, in cash in an amount equal to the Fair Market Value on the vesting date of the specified number of shares of Stock covered by the Vested Units. Notwithstanding the foregoing, Vested Units shall have a maximum cash value of $2.24 per Vested Unit (if the Fair Market Value on the vesting date for any Vested Unit is greater than $2.24 per Vested Unit, the cash value of the Vested Unit shall be deemed to be $2.24 per Vested Unit).

4.Restrictions – Forfeiture of Award RSUs. The Award RSUs are subject to restrictions, including that all rights of Holder to any RSUs which have not become Vested Units shall automatically, and without notice, terminate and shall be permanently forfeited on the date of Holder’s Separation. Notwithstanding the foregoing, if there is an applicable Post-Separation Change of Control, the previously forfeited Award RSUs (and any corresponding Dividend Equivalent) shall be reinstated and become vested and, for all purposes of this Award, Holder will be deemed to have Separated on the day after such Post-Separation Change of Control, provided that such post-facto vesting shall apply only if the Change of Control qualifies as a change in control as defined in Section 1.409A-3(i)(5) of the Treasury Regulations issued under Section 409A of the Internal Revenue Code.

5.Withholding. If and when any Award RSUs and any related Dividend Equivalents become vested, the minimum statutory tax withholding required to be made by the Company, or other withholding rate as determined by the Committee in its discretion if determined not to be detrimental to the Company or Holder, shall be withheld by the Administrator from the cash settlement amount otherwise payable to the Holder upon vesting, via payroll deduction.  Holder, in his or her sole discretion, may direct that the Company withhold at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the maximum statutory rate in Holder’s relevant tax jurisdiction, pursuant to procedures established by the Company.

6.Rights of Holder and Delivery of Vested Units. During the restricted period, Holder is also entitled to a Dividend Equivalent whenever the Company pays a Dividend on the shares of Stock underlying the Award RSUs, in each case in accordance with, and subject to, the terms of the Plan and this Award. The amount of the Dividend Equivalent shall be cash equal to the product of (a) the per-share amount of the Dividend paid and (b) the number of Award RSUs held on the record date related to the Dividend being paid on the underlying Stock represented by such Award RSU. Pursuant to the terms of the Plan, the Company will retain custody of all Dividend Equivalents (which are subject to the same restrictions, terms, and conditions as the related Award RSUs) until the conclusion of the restricted period. If any Award RSUs are forfeited, any such related Dividend Equivalents also shall be forfeited.

The Administrator shall deliver the Vested Units and Dividend Equivalent amount in cash (reduced by the amount of withholding under Section 5 herein) to Holder as soon as reasonably possible following vesting.

7.No Transfers Permitted. The rights under this Award are not transferable by Holder other than as set forth in, and permitted by, the Plan.

8.No Right to Continued Employment. Neither the Plan nor this Award, nor any terms contained therein or herein, shall confer upon Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they constitute a commitment of any kind with respect to the duration of Holder’s at will employment with the Company, nor interfere in any way with the Company’s right to terminate Holder’s at will employment at any time.

9.Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.

10.Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, and permitted successors and assigns of the Company and Holder.

11.Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding, and each such provision not so affected will be enforced to the fullest extent permitted by law.

12.Committee Authority. This Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of this Award and, without limitation, which may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, that; the determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

13.Clawback. The Award RSUs are subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject the Award RSUs to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including, but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rules promulgated thereunder by the Securities and Exchange Commission, and that the Company determines should apply to the Award RSUs.

14.Section 409A of the Code. It is the intention of the Committee that this Award is exempt from or complies with the Nonqualified Deferred Compensation Rules as a short-term deferral (within the meaning of such rules), and, as such, that this Award will be operated and construed accordingly. Neither this Section 14 nor any other provision of this Award or the Plan is or contains a representation to Holder regarding the tax consequences of the grant, vesting, or settlement of this Award, and should not be interpreted as such.

15.Plan is Controlling. In the event of a conflict between the terms of the Plan and the terms of this Award, the terms of the Plan are controlling; provided, that, in the event the terms of this Award provide greater specificity as to certain aspects of this Award which are also covered by the Plan, such terms and specificity shall not constitute a conflict with the terms of the Plan.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly authorized representatives on the Date of Grant.

DENBURY RESOURCES INC.

By:
Chris Kendall,
President and Chief Executive Officer

By:
Mark Allen,
Executive Vice President and
Chief Financial Officer

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of this Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.
Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of the provisions of the Plan, or this Award, or both) of the Committee or the Administrator regarding any questions arising under the Plan, or this Award, or both.

Effective as of the Date of Grant.

Holder’s Signature